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                                                                    EXHIBIT 99.1

(CRAFTMADE LOGO)

FOR IMMEDIATE RELEASE

For Further Information:
Kathy Oher                                       Hala Aly
Chief Financial Officer                          Halliburton Investor Relations
(972) 393-3800, ext. 160                         (972) 458-8000
Investorrelations@craftmade.com                  haly@halliburtonir.com

               CRAFTMADE INTERNATIONAL ANNOUNCES DIVIDEND INCREASE

COPPELL, TEXAS, August 19, 2003 - Craftmade International, Inc. (NASDAQ: CRFT) today announced that its Board of Directors boosted the regular quarterly cash dividend to $0.10 per share from $0.07 per share. The new $0.10 per share quarterly cash dividend will be payable October 15, 2003, to shareholders of record September 30, 2003.

Commenting on the Board's action, Jimmy R. Ridings, Chairman and Chief Executive Officer, said, "We are pleased to reward our shareholders as we continue to execute our strategic plan for Craftmade's growth."

A conference call to discuss the company's fourth quarter and fiscal 2003 results, as well as the company's outlook for fiscal 2004, is scheduled for Tuesday, August 19, at 10:00 a.m. Central Time. To participate in this call, dial (719) 457-2657 and refer to confirmation code 604332. A replay of the conference call can also be accessed via the company's Web site at www.craftmade.com.

Craftmade International, Inc., founded in 1985 and based in Coppell, Texas, is engaged in the design, distribution and marketing of a broad range of proprietary ceiling fans, lighting products and related accessories. The company distributes its premium products through a network of 1,600 showrooms and electrical wholesalers through a national sales organization of more than 65 independent sales representatives. Through its Trade Source International subsidiary, acquired in 1998, Craftmade distributes outdoor lighting, ceiling fan accessories and an indoor lighting line to the mass merchandiser market, which includes Lowe's, Home Depot and Wal-Mart.

Certain statements in this News Release constitute "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Craftmade International, Inc. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors are discussed in more detail in the company's Form 10-K filing with the Securities and Exchange Commission.